EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-127607, No. 333-126637 and No. 333-126149) pertaining to the Earle M. Jorgensen Retirement Savings Plan of our report dated September 25, 2006, with respect to the financial statements and schedules of the Earle M. Jorgensen Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended March 31, 2006.
/s/ Ernst & Young LLP

Los Angeles, California
September 25, 2006